                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) of our report on IQ Order.com, Inc. dated August 11, 2000, included on this Current Report on Form 8-K/A of InfoSpace, Inc.

Filed on Form S-8:

     Registration Statement No. 333-69165
     Registration Statement No. 333-81593
     Registration Statement No. 333-90815
     Registration Statement No. 333-37252



/s/ DELOITTE & TOUCHE LLP
Seattle, Washington

September 13, 2000